                                 EXHIBIT (d)(7)


      Form of Schedule A to the Sub-Advisory Agreement between BB&T Asset
                Management, Inc. and Scott & Stringfellow, Inc.

                               FORM OF SCHEDULE A

                            To Sub-Advisory Agreement
                          Dated as of __________, 2003
                                     Between
           BB&T Asset Management, Inc. and Scott & Stringfellow, Inc.


Name Of Fund                            Annual Rate Of Compensation
------------                            ---------------------------

BB&T Special Opportunities Equity Fund  .40% of the Fund's first $50 million of average daily net assets.



Consented to by:


Date: __________, 2003                  BB&T ASSET MANAGEMENT, INC.


                                        By: _______________________


Date: __________, 2003                  SCOTT & STRINGFELLOW, INC.


                                        By: ________________________


                                       A-1